UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

DXC Technology Company (“DXC”) announced today that it has appointed Michael J. Salvino, who is currently serving as member of the Board of Directors of DXC (the “Board”), to serve as President and Chief Executive Officer of DXC effective as of September 12, 2019. Mr. Salvino will continue to serve on DXC’s Board. Mr. Salvino succeeds J. Michael Lawrie, who has served as DXC’s Chairman of the Board, President and Chief Executive Officer since DXC’s formation in 2017. Mr. Lawrie has announced his retirement as President and CEO and will retire as DXC’s Chairman of the Board on Dec. 31, 2019.

A copy of the press release announcing these actions is furnished as Exhibit 99.1 to this Form 8-K.

Appointment of Principal Officer; Compensation

In connection with his appointment, DXC entered into an employment agreement with Mr. Salvino on September 11, 2019, effective as of September 12, 2019 (the “Effective Date”). The initial term of the employment agreement is three years, subject to automatic extension for additional one-year periods unless either party provides notice of non-extension at least six months prior to the end of the then-existing term (the “Term”). The employment agreement also provides Mr. Salvino with compensation on the following terms:

•	An annual base salary of $1,250,000 (subject to adjustment).

•	An annual bonus eligibility with a target amount of 200% of base salary and a maximum amount of 400% of base salary.

•	Equity awards each fiscal year with an aggregate value equal to 800% of base salary with termination-related vesting provisions consistent with those in DXC’s current award agreements, and with certain post-termination forfeiture conditions limited to one year instead of two years.

•	Due to the mid-year Effective Date, Mr. Salvino will receive:

•	Pro-rata RSU and PSU awards for the fiscal 2020 award cycle with an aggregate grant-date value equal to $5,000,000 based on DXC’s closing price on the Effective Date, and with certain post-termination forfeiture conditions limited to one year instead of two years and subject to the additional termination vesting provisions; and

•	A pro-rata annual bonus opportunity for fiscal 2020 based on a target of $625,000 and with the actual fiscal 2020 bonus equal to the greater of 200% of the pro-rata target amount or the actual bonus amount based on achievement of the fiscal 2020 performance goals.

•	An inducement equity grant in the form of RSUs with a grant-date value equal to $4,350,000 (the “Inducement RSUs”), based on the closing price of DXC’s stock on the Effective Date, vesting subject to Mr. Salvino’s continued employment in three equal installments on the first, second, and third anniversaries of the grant date, and with terms and conditions generally consistent with those applicable to fiscal 2020 RSUs granted to other senior executive officers of DXC, except that any unvested Inducement RSUs will vest in full upon Mr. Salvino’s Qualifying Termination or death or disability prior to the final vesting date. In addition, DXC will pay Mr. Salvino a cash lump sum equal to $2,000,000, which Mr. Salvino will be obligated to repay to DXC if he resigns without “good reason” or is terminated for “cause” before the second anniversary of the Effective Date.

•	Mr. Salvino will generally be eligible to participate in employee benefit plans and programs maintained by DXC but he will not be a participant in DXC’s Severance Plan for Senior Management and Key Employees, DXC’s Severance Policy or any other plan or program closed to new hires on the Effective Date. In addition, in lieu of lifetime coverage under DXC’s group medical plan, DXC will pay Mr. Salvino a cash lump sum equal to $1,000,000 upon any termination of his employment with DXC, payable on or within thirty (30) days following his termination date.

•	In accordance with DXC’s policies in effect from time to time, Mr. Salvino will be permitted use of NetJets at DXC’s expense for business purposes and for reasonable personal use (with income imputed to Mr. Salvino for any personal use in accordance with applicable tax law). He also will be provided with up to $25,000 annually for assistance with tax preparation and financial planning and if needed, with Compensation Committee approval, with coverage under DXC’s asset protection plan.

•	The employment agreement also provides for certain payments to Mr. Salvino in the event of certain separations from service with DXC.

The foregoing description of Mr. Salvino’s employment agreement is qualified in its entirety by its full text, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

In accordance with the terms of the employment agreement, Mr. Salvino will execute and be subject to a non-competition and non-solicitation agreement. The non-competition and non-solicitation agreement provides that Mr. Salvino will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of DXC’s employees, clients and prospective clients during the Term and for a period of twenty-four months thereafter and (iii) non-competition during the Term and for a period of twelve months thereafter.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Salvino, as previously reported in DXC’s Proxy Statement for its 2019 Annual Meeting of Stockholders, is incorporated herein by reference.

Departure of Principal Officer and Director

Mr. Lawrie has retired from his position as President and Chief Executive Officer of DXC, effective September 12, 2019. Mr. Lawrie has agreed to continue to serve as DXC’s Chairman of the Board until his retirement from the Board on December 31, 2019.

In connection with his retirement, the Company entered into an addendum to Mr. Lawrie’s employment agreement originally dated February 7, 2012, as amended, effective on September 12, 2019 (the “Addendum”). The Addendum provides that Mr. Lawrie will continue to receive his annual base salary of $1,250,000 until his retirement as Chairman on December 31, 2019. The Addendum also acknowledges that Mr. Lawrie’s retirement is in connection with Section 5(d) of his employment agreement. In addition, for a two-year period following his retirement as Chairman, the Company will continue to provide Mr. Lawrie with health and welfare benefits substantially similar to those benefits which he was receiving immediately prior to his retirement as Chairman.

With respect to Mr. Lawrie’s supplemental PSU award granted June 15, 2017, 75% of the award will vest and be settled on or as soon as practicable after September 12, 2019, and the remaining 25% of the award will remain outstanding and eligible to vest based on the Company’s fiscal year 2020 EPS performance as if retirement had not occurred, subject to Mr. Lawrie’s providing assistance to Mr. Salvino and the Board with customers, business partners, investors and employees as reasonably required during the transition period. With respect to the supplemental PSU award and his outstanding annual-cycle PSU awards, Mr. Lawrie will be treated in the same manner as Company management, such that if the Compensation Committee or Board should make any adjustments to the performance goals, grant additional awards, or take other actions related to or directly or indirectly adjusting the value of these awards, the same actions shall apply to Mr. Lawrie.

Following his retirement as Chairman, Mr. Lawrie has agreed to provide consulting services to the Board and Mr. Salvino on an as-needed basis for a two-year period until December 31, 2021 at a rate of $500 per hour. In addition, the Company will: (i) help procure office facilities and administrative support for Mr. Lawrie for a two-year period, (ii) provide financial planning and accounting support (up to $25,000), and (iii) provide security services (up to $60,000) for a one-year period following his retirement as Chairman.

The foregoing description of the Addendum is qualified in its entirety by its full text, which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

10.1	Employment Agreement with Michael J. Salvino

10.2	Addendum to Employment Agreement with J. Michael Lawrie

99.1	Press Release, dated September 11, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: September 11, 2019	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer